UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 20, 2011

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Plans and Arrangements

Executive Severance Agreement

On July 25, 2011, Datawatch Corporation (the “Company”) entered into an executive severance agreement with Harvey Gross, the Company’s Vice President Product Management and CTO (the “Agreement”).  The Agreement provides that in the event the Company terminates Mr. Gross’s employment for reasons other than for “Cause” (as defined in the Agreement) or Mr. Gross elects to terminate his employment with the Company for “Good Reason,” Mr. Gross is entitled to severance payments equal in the aggregate to his then current annual base salary, payable on a monthly basis for six months following his termination date.  Mr. Gross’s current annual base salary is $183,500.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

2011 Corporate Officers Compensation Plan

On July 20, 2011, the Company’s Compensation and Stock Committee approved amendments to the cash bonus structure under the fiscal 2011 Corporate Officers Compensation Plan (the “Plan”), under which Murray Fish, Harvey Gross and Dan Incropera are eligible to receive cash bonuses.  Under the revised structure, each executive’s cash bonus will be calculated based on whether the Company meets certain goals for profitability, consolidated revenue growth and enterprise license sales for fiscal year 2011.  In order for an executive to receive 100% of the target cash bonus, each goal must be met, and no cash bonuses will be paid under the revised structure if the Company is not profitable during the fiscal year or if payment of a bonus would result in a loss to the Company.  Achievement of one of the goals but not others may result in a proportionately lower bonus.  If the goals under the revised structure are met, the executives participating in the Plan would be eligible to receive aggregate cash bonuses in the following maximum amounts:  Mr. Fish, $79,550; Mr. Gross, $57,875; and Mr. Incropera, $20,500.  The Compensation and Stock Committee retains discretion as to whether cash bonuses are ultimately paid under the Plan and in what amounts.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.                Description

10.1	Letter Agreement by and between the Company and Harvey Gross, dated July 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: July 26, 2011	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                Description

10.1	Letter Agreement by and between the Company and Harvey Gross, dated July 25, 2011.